UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report	January 14, 2008
(Date of earliest event reported)

First Ottawa Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30495	36-4331185
(Commission File Number)	(IRS Employer Identification No.)

701-705 LaSalle Street, Ottawa, Illinois	61350
(Address of principal executive offices)	(Zip Code)

(815) 434-0044

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On January 14, 2008, Brian Zabel joined the board of directors of First Ottawa Bancshares, Inc.  Mr. Zabel was appointed by the board of directors to serve as a Class I director with a current term that will expire at the annual meeting of shareholders to be held in 2009.  The board is expected to appoint Mr. Zabel to serve on the Audit Committee.

In connection with Mr. Zabel’s appointment, Thomas P. Rooney resigned from his position as a Class I director, creating the vacancy filled by Mr. Zabel, and, concurrently with Dr. Rooney’s resignation, the board appointed Dr. Rooney to serve as a Class III director with a current term expiring at the upcoming 2008 annual meeting of shareholders.  Dr. Rooney will continue to serve on the Audit Committee and the Compensation Committee.

Following the events described above, there are nine directors serving on the board of directors.  There are no other arrangements or understandings between Mr. Zabel or Dr. Rooney and any other person pursuant to which they were appointed as directors.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST OTTAWA BANCSHARES, INC.

Dated: January 18, 2008	By:	/s/ Joachim J. Brown
Joachim J. Brown
President and Chief Executive Officer